UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2025

Cartica Acquisition Corp

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41198	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas, 11th Floor

New York, NY

(Address of principal executive offices)

Registrant’s telephone number, including area code: +1-202-741-3677

10105

(Zip Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.08. Shareholder Director Nominations.

To the extent applicable, the information in Item 8.01 of this Form 8-K is incorporated by reference into this Item 5.08.

Item 8.01 Other Events.

On September 4, 2025, Cartica Acquisition Corp (the “Company”) announced that an extraordinary general meeting in lieu of an annual general meeting of shareholders (the “Special Meeting”) will be held on Friday, October 3, 2025, at 10:00 a.m. Eastern Time at the office of Ellenoff Grossman & Schole LLP at 1345 Avenue of the Americas, 11th Floor, New York, New York 10105 or at such other time, on such other date and at such other place to which the Special Meeting may be adjourned. Shareholders will be permitted to attend the Special Meeting in person at the offices of Ellenoff Grossman & Schole LLP or participate virtually via the Internet. Pursuant to the Company’s amended and restated memorandum and articles of association currently in effect, and as amended (the “Memorandum and Articles of Association”), shareholders seeking to bring business before the Special Meeting must deliver such proposals to the Company at: Cartica Acquisition Corp, c/o Ellenoff Grossman & Schole LLP, 1345 Avenue of the Americas, 11th Floor, New York, New York 10105, no later than September 15, 2025. Any shareholder proposal must also comply with the requirements of the laws of the Cayman Islands, the rules and regulations promulgated by the U.S. Securities and Exchange Commission (the “SEC”) and the Memorandum and Articles of Association. Under the Memorandum and Articles of Association and the laws of the Cayman Islands, no business other than as set forth in the Company’s definitive proxy statement for the Special Meeting to be filed with the SEC may be transacted at the Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cartica Acquisition Corp

Date: September 4, 2025	By:	/s/ Suresh Guduru
	Name:	Suresh Guduru
	Title:	Chief Executive Officer